Exhibit 10.1
                                  AMENDMENT TO
                             CORE LABORATORIES N.V.
                          1995 LONG-TERM INCENTIVE PLAN
             (As Amended and Restated Effective as of May 29, 1997)


        WHEREAS, Core Laboratories N.V. (the "Company") has heretofore adopted the Core Laboratories N.V. 1995 Long-Term Incentive Plan (As Amended and Restated Effective as of May 29, 1997) (the "Plan"); and

        WHEREAS, the Company desires to amend the Plan in certain respects;

        NOW, THEREFORE, the Plan is amended hereby as follows:

        1. Effective as of May 29, 1997, the definition of the term "Committee" shall be deleted from Section 2 and the following shall be substituted therefor:

             "`Committee' means a committee or subcommittee appointed by the Board to administer the Plan, which committee or subcommittee shall be comprised solely of two or more individuals who qualify as "Non-Employee Directors" within the meaning of Rule 16b-3."

        2. Effective as of February 28, 2003, the text of Section 7(c) is deleted and replaced with the following:

         "A stock option shall become fully exercisable and restrictions on Restricted Shares shall lapse upon a Change in Control (as hereinafter defined) of the Company. Change in Control shall mean (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (A) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, 50% or more of the common equity of the resulting entity, (B) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity, or (C) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of

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         the resulting entity immediately after such transaction or event, (ii) shareholder approval of a plan of dissolution or liquidation of the Company, (iii) when any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company), acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the combined voting power of the outstanding securities of, (A) if the Company has not engaged in a merger or consolidation, the Company, or (B) if the Company has engaged in a merger or consolidation, the resulting entity, or
         (iv) a change in the composition of the Board, as a result of which fewer than a majority of the supervisory directors are Incumbent Directors. For purposes of the preceding sentence,
         (1) "resulting entity" in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common equity of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term "Company" shall refer to the resulting entity and the term "Board" shall refer to the board of directors (or comparable governing body) of the resulting entity, and (3) "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of February 28, 2003, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (A) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (B) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board."

        3. Effective as of February 28, 2003, Section 17 is deleted in its entirety; provided, however, this deletion of Section 17 shall not apply to a Participant's Awards outstanding on the effective date of this Amendment unless the Participant consents to the application of this Amendment to such Awards.

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        4. As amended hereby, the Plan is specifically ratified and reaffirmed.



                             CORE LABORATORIES N.V.
                             By Core Laboratories International B.V., its sole managing director


                             By:
                                  ------------------------------
                                  Jacobus Schouten
                                  Managing Director of Core Laboratories
                                  International B.V.

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